                                                                    Exhibit 99.1
[GRAPHIC OMITTED]

                                                                    NEWS RELEASE

For Immediate Release


                     NCO GROUP TO REVISE REVENUE RECOGNITION
                       ON A LONG-TERM COLLECTION CONTRACT,
            REPORT ON CURRENT PERIOD RESULTS, RESTATE PRIOR RESULTS,
                     AND PROVIDE INVESTOR GUIDANCE FOR 2003


HORSHAM, PA, February 11, 2003 - NCO Group, Inc. ("NCO" or the "Company") (Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that it has revised its policy concerning the timing of revenue recognition related to a long-term collection contract (the "Contract") with one of its clients that started in the first quarter of 2000, and will restate its financial statements for the years ended December 31, 2000 and 2001, and each of the quarters from March 31, 2000 to September 30, 2002 due to this change. This restatement resulted in an increase in revenue and earnings per share for the year 2002, a reduction of revenue and earnings per share for the years 2000 and 2001, and is expected to result in an increase in revenue and earnings per share for the year 2003 and beyond. The restatement does not affect the Company's cash flow from this Contract now, or in the future.

NCO also announced today, that during the fourth quarter, it achieved revenues of $172.2 million and earnings per share of $0.26, on a diluted basis. The fourth quarter included a $2.0 million reduction in revenues and $0.04 reduction in diluted earnings per share resulting from the above referenced change in revenue recognition. As a result of the restatement, revenue for the year 2002 is expected to increase by 0.3% to $703.5 million, or $2.1 million over the revenue that would have been recognized under the prior method. Diluted earnings per share for the year 2002 is expected to increase to $1.54, or $0.05 per share over the earnings that would have been recognized under the prior method.

It is currently anticipated that the revenue in 2003 will increase by approximately $2.0 million over the revenue that would have been recognized under the prior method, and diluted earnings per share will increase by approximately $0.04, as a result of this change. The remainder of the restated revenue is expected to be recognized in 2004 and beyond. The restatement is expected to result in the reduction of the Company's previously reported revenue by 3.0%, or $18.4 million, for the year 2000, and by 2.5%, or $17.6 million, for the year 2001. The restatement is expected to result in a decrease in diluted earnings per share of $0.42 and $0.41, in 2000 and 2001, respectively. Detailed information regarding the quarterly impact of this restatement is described in a schedule attached to this release.

"The restatement only reflects a change in the timing of when certain revenues are recognized for accounting purposes and has no effect on the timing of our cash flows now, or in the future," commented Steven L. Winokur, NCO's Chief Financial Officer. "We understand that any restatement of our financial results may cause concern on the part of our investors. However, I believe that a careful reading of today's information will help assure NCO's shareholders that our financial stability and capital resources are unaffected by this change."

Under the Contract, the Company guarantees the minimum amount of money it will collect for the client on a given block of business within a specified period. These minimums are based on historical benchmarks. In addition to receiving a percentage of the monthly collections as a fee for its normal collection work, the Company receives a bonus to the extent it out-performs the guaranteed minimum goals, and is required to pay a penalty to the extent it under-performs its guaranteed minimums on each block of business during the specified period. The Company retains a residual interest in the cash flow of the receivables after the specified period, giving the Company the right, based on future collections, to earn additional bonus over time, as well as the right to recoup some or all of any penalties paid. The Company has significant amounts of historical data regarding its ability to meet or exceed the agreed upon minimums. A model has been developed that tracks current performance against historical trends so that management can adjust the Company's work effort to achieve the best possible result and determine how much bonus will be earned and how much penalty will be owed on each block of business.

Historically, the Company accounted for the Contract by recognizing the collection fee it received related to current period collections as current revenue. To the extent the Company's collection performance resulted in the Company earning a bonus or owing a penalty under the Contract, a ratable portion of that bonus, net of penalties, was also recognized in the current period. The Company believed this method was in conformity with accounting principles generally accepted in the United States ("GAAP"). The Company's independent auditors were aware of the Company's revenue recognition policy for this Contract and had issued unqualified audit opinions on the Company's consolidated financial statements for the years ended December 31, 2000 and 2001, and had not raised any issues regarding the Company's revenue recognition policy for this contract during their quarterly procedures.

On February 6, 2003, the Company's independent auditors informed the Company of their current view that the method of accounting for the Contract was not appropriate under revenue recognition guidelines. On February 7, 2003, management and the independent auditors met with the Company's audit committee. Further review by the Company with its independent auditors led the Company to conclude that it should change its method of revenue recognition for the Contract and restate its financial statements for all affected periods.

Under the new method, the Company will defer the recognition of the collection fee it receives related to current period collections until such time as any contingency related to that revenue has been eliminated, even if the Company's historical information indicates that its current level of performance will most likely result in the Company earning a bonus on the Contract. To the extent the Company believes a penalty is probable and it exceeds the amount of revenue deferred, the Company will recognize that penalty in the period that the determination is made.

Under the new method, the Company will defer recognition of substantial amounts of revenue during the early years of the Contract into future periods, although much of that revenue has already been received in cash from its client. The expenditures associated with generating the revenue will remain in the current period as a period cost. This method will result in a change to the timing of revenue and profits but will have no effect on the timing of the cash flows associated with the Contract.

The Company expects to file restated financial statements for the affected periods with the Securities and Exchange Commission as soon as possible. The effects of the restatement described in this release and the attached table are estimates and unaudited. Until the Company issues its restated financial statements, investors should not rely upon the financial information contained in the Company's previously filed annual reports on Form 10-K and auditors' reports thereon for the fiscal years ended December 31, 2000 and 2001 or in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2000 through September 30, 2002.

Based upon preliminary discussions with the administrative agent for the Company's senior lending group and outside counsel, the Company does not anticipate that this change in revenue recognition and the resulting restatement of prior financial results has created an Event of Default, as defined in its Credit Agreement or its Convertible Subordinated Notes.

Commenting on the restatements, Michael J. Barrist, the Company's Chief Executive Officer stated, "The change in our revenue recognition policy does not alter our view of the benefits of this Contract to NCO. It does not impact the business deal, the economics, the timing of the cash flows, or the overall amount of revenue or profits that we will derive from this relationship over the term of the Contract. It is also important for our investors to note this change in how we account for the Contract is not the result of a failure in our internal control systems."

The following financial information has been restated to reflect the above referenced change in revenue recognition:

Revenue in the fourth quarter of 2002 was $172.2 million, an increase of 2.3%, or $3.8 million, from revenue of $168.4 million in the fourth quarter of the previous year. Net income was $6.8 million, or $0.26 per share, on a diluted basis, as compared to pro forma net income of $8.4 million, or $0.31 per share, on a diluted basis, in the fourth quarter a year ago, adjusted to eliminate the amortization of goodwill. Actual net income for the fourth quarter of 2001 was $5.5 million, or $0.21 per share, on a diluted basis.

Revenue for 2002 was $703.5 million, an increase of $19.6 million from revenue of $683.9 million for 2001. Net income for 2002 was $42.2 million, or $1.54 per share, on a diluted basis, as compared to pro forma net income of $41.6 million, or $1.53 per share, on a diluted basis, for 2001, adjusted to eliminate the after-tax effects of $23.8 million of previously reported one-time charges and the amortization of goodwill. Actual net income for 2001 was $15.0 million, or $0.58 per share, on a diluted basis. The previously reported one-time charges incurred during the second and third quarters of 2001 related to a comprehensive streamlining of NCO's expense structure designed to counteract the effects of operating in a more difficult collection environment as well as NCO's decision to relocate its corporate headquarters as a result of a flood that occurred in June 2001.

NCO's operations are currently organized into market specific divisions that include: U.S. Operations, Portfolio Management and International Operations. These divisions accounted for $156.8 million, $16.7 million and $13.1 million of the revenue for the fourth quarter of 2002, respectively. Included in U.S. Operations' revenue was $10.2 million from Portfolio Management, and included in International Operations' revenue was $4.2 million from U.S. Operations. In the fourth quarter of 2001, these divisions accounted for $151.0 million, $16.2 million and $10.0 million of the revenue, respectively, before intercompany eliminations of $7.1 million included in U.S. Operations and $1.7 million included in International Operations. These divisions accounted for $639.5 million, $63.4 million and $47.6 million of the revenue for 2002, respectively. Included in the U.S. Operations' 2002 revenue was $35.5 million from Portfolio Management and include in International Operations' 2002 revenue was $11.5 million from U.S. Operations. In 2001, these divisions accounted for $615.8 million, $62.9 million and $37.8 million of the revenue, respectively, before intercompany eliminations of $27.5 million included in U.S. Operations and $5.1 million included in International Operations.

NCO's payroll and related expenses as a percentage of revenue decreased, and its selling, general and administrative expenses as a percentage of revenue increased for the fourth quarter of 2002, as compared to the same period in the prior year. The decrease in payroll and related expenses as a percent of revenue was primarily attributable to deferring more revenue during the fourth quarter of 2001 from the Contract but incurring the direct payroll costs to perform the related collection services. Excluding these costs, payroll costs as a percent of revenue remained relatively flat. As discussed in prior quarters, NCO's continuing efforts to contain costs have kept payroll costs in line despite the difficult collection environment. The increase in NCO's selling, general and administrative expenses related to the incremental costs associated with continuing efforts to maximize collections for clients in a difficult economic environment. These incremental costs included an increase in the volume of accounts forwarded to outside counsel for litigation. A portion of these increases were offset by a reduction in telephone expense due to renegotiated contracts and a $340,000 expense reduction related to the finalization of certain estimated liabilities related to the acquisition of Creditrust.

The Company's preliminary expectations for 2003 diluted earnings per share range from $1.55 to $1.65. For the first quarter of 2003, we expect diluted earnings per share to range from $0.40 to $0.44.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "During the fourth quarter, NCO met or exceeded all of its operational and financial objectives. More importantly, we continued to lay the groundwork required to make 2003 a year of opportunity for the Company. While we will continue to operate in a difficult economic environment for the foreseeable future, changes to our operating model and our integrated operating platform, in conjunction with our performance standings amongst our peers, should help us to deliver growth in both revenue and earnings during 2003 and beyond."

NCO will host an investor conference call on Wednesday, February 12, 2003 at 11:30 a.m., ET, to discuss the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 643-7734 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 8136365.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail and commercial, utilities, education, telecommunications, and government sectors.

For further information:

At NCO Group, Inc.                      At FRB / Weber Shandwick
Michael J. Barrist,                     Joe Calabrese (General) - (212) 445-8434
Chairman and CEO                        Nicole Engel (Analysts) - (212) 445-8452
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com

                          _____________________________


Certain statements in this press release, including, without limitation, statements as to the effects of the revision of the Company's revenue recognition policy on future financial results, statements as to fluctuations in quarterly operating results, statements concerning projections, statements as to the economy and its effects on NCO's business, statements as to the NCO's tactical sales and business development plan, statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its five-year strategy as and when planned, risks related to the expected settlement of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks relating to any adverse impact of restating the Company's historical financial statements and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

                        ________________________________

                                 NCO GROUP, INC.
                             Restated Financial Data
                  (in thousands, except for per share amounts)



Selected Income Statement Information:


                                                                  For the Three Months Ended
                       ------------------------------------------------------------------------------------------------   For the
                               March 31, 2002             June 30, 2002             September 30, 2002                  Year Ended
                      -------------------------   --------------------------  --------------------------   December 31, December 31,
                      As Reported   As Restated   As Reported   As Restated   As Reported    As Restated      2002         2002
                      ------------  -----------   -----------   ------------  -----------    ------------   -----------  -----------

Revenue                $ 178,907     $ 188,007    $ 177,678     $ 175,099      $ 170,542      $ 168,119     $ 172,225      $ 703,450

Net income             $  11,805     $  17,447    $  13,308     $  11,709      $   7,701      $   6,199     $   6,804      $  42,159

Net income per share:
    Basic              $    0.46     $    0.68    $    0.51     $    0.45      $    0.30      $    0.24     $    0.26      $    1.63
    Diluted            $    0.43     $    0.61    $    0.48     $    0.42      $    0.29      $    0.24     $    0.26      $    1.54




                                                           For the Three Months Ended
                            ----------------------------------------------------------------------------------------------------
                             March 31, 2001                    June 30, 2001                         September 30, 2001
                            --------------------------------  -------------------------------  --------------------------------
                             As Reported      As Restated      As Reported      As Restated     As Reported      As Restated
                            ---------------  ---------------  --------------   --------------  ---------------  ---------------

Revenue                       $ 171,029        $ 165,718       $ 183,275        $ 179,563        $ 174,347        $ 170,191

Net income (loss)             $  12,277        $   9,015       $   4,449        $   2,169        $     952        $   1,601)

Net income (loss) per share:
    Basic                     $    0.48        $    0.35       $    0.17        $    0.08        $    0.04        $   (0.06)
    Diluted                   $    0.47        $    0.34       $    0.17        $    0.08        $    0.04        $   (0.06)




[restubbed table]



                                       For the Three Months Ended             For the Year Ended
                                   ----------------------------------  -----------------------------
                                          December 31, 2001                   December 31, 2001
                                  -----------------------------------  -----------------------------
                                   As Reported        As Restated      As Reported       As Restated
                                  ------------   -   -------------     -----------       -----------

Revenue                             $ 172,855          $ 168,401        $ 701,506        $ 683,873

Net income (loss)                   $   8,191          $   5,455        $  25,869        $  15,038

Net income (loss) per share:
    Basic                           $    0.32          $    0.21        $    1.00        $    0.58
    Diluted                         $    0.31          $    0.21        $    0.99        $    0.58



                                                       For the Three Months Ended
                              -------------------------------------------------------------------------------------------------
                                        March 31, 2000                    June 30, 2000                September 30, 2000
                              --------------------------------  -------------------------------  ------------------------------
                               As Reported      As Restated      As Reported      As Restated     As Reported      As Restated
                              ---------------  ---------------  --------------   --------------  ---------------  -------------



Revenue                          $ 143,998        $ 142,353       $ 154,048        $ 148,799        $ 153,858        $ 147,741

Income from
  continuing operations          $ 11,393         $  10,415       $  11,623        $   8,501        $  11,547        $   7,909

Net income (loss)                $ (10,325)       $ (11,303)      $  11,552        $   8,430        $   9,182        $   5,544

Income from continuing
 operations per share:
    Basic                        $    0.45        $    0.41       $    0.45        $    0.33        $    0.45        $    0.31
    Diluted                      $    0.44        $    0.40       $    0.45        $    0.33        $    0.45        $    0.31

Net income (loss) per share:
    Basic                        $   (0.40)       $   (0.44)      $    0.45        $    0.33        $    0.36        $    0.22
    Diluted                      $   (0.40)       $   (0.44)      $    0.45        $    0.33        $    0.36        $    0.22



[restubbed table]





                                    For the Three Months Ended
                              -----------------------------------          For the Year Ended
                                      December 31, 2000                   December 31, 2000
                              -----------------------------------  --------------------------------
                                As Reported        As Restated      As Reported       As Restated
                              ----------------   ----------------  ---------------   --------------

Revenue                          $ 153,980          $ 148,559        $ 605,884        $ 587,452

Income from
  continuing operations           $ 11,577            $ 8,353         $ 46,140         $ 35,178

Net income (loss)                 $ 11,577            $ 8,353         $ 21,986         $ 11,024

Income from continuing
 operations per share:
    Basic                           $ 0.45             $ 0.33           $ 1.80           $ 1.38
    Diluted                         $ 0.45             $ 0.32           $ 1.79           $ 1.36

Net income (loss) per share:
    Basic                           $ 0.45             $ 0.33           $ 0.86           $ 0.43
    Diluted                         $ 0.45             $ 0.32           $ 0.85           $ 0.43







Selected Balance Sheet Information:

                                                                             As of December 31,
                                                -------------------------------------------------------------------------------
                                                            2000                              2001
                                                ------------------------------    -----------------------------
                                                 As Reported      As Restated      As Reported     As Restated          2002
                                                ------------     -------------    -------------    ------------      ----------

Cash and cash equivalents                          $ 13,490        $ 13,490         $ 32,161         $ 32,161         $ 25,159
Current assets                                      128,534         125,118          202,802          200,312          211,261
Total assets                                        784,006         781,257          931,025          928,864          962,316

Current liabilities                                  48,802          48,294           90,429          102,834          109,242
Long-term debt, net of current portion              303,920         303,920          357,868          357,868          334,423
Shareholders' equity                                386,426         375,464          414,095          392,302          435,762

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Statements of Income:
                                                                         For the Three Months Ended December 31,
                                                              -------------------------------------------------------------
                                                                               2001
                                                              -----------------------------------------
                                                                As Restated            Pro Forma (1)            2002
                                                              -----------------      ------------------   -----------------

Revenue                                                      $ 168,401                $ 168,401             $ 172,225

Operating costs and expenses:
       Payroll and related expenses                             82,942                   82,942                83,936
       Selling, general and administrative expenses             59,376                   59,376                64,045
       Depreciation and amortization expense                     9,854                    5,935                 7,546
                                                            ----------               ----------            ----------
                                                               152,172                  148,253               155,527
                                                            ----------               ----------            ----------
                                                                16,229                   20,148                16,698

Other income (expense):
       Interest and investment income                            1,060                    1,060                 1,078
       Interest expense                                         (5,619)                  (5,619)               (5,731)
                                                                     -                        -                    74
                                                            ----------               ----------            ----------
                                                                (4,559)                  (4,559)               (4,579)
                                                            ----------               ----------            ----------
Income before income taxes                                      11,670                   15,589                12,119

Income tax expense                                               4,925                    5,873                 4,589
                                                            ----------               ----------            ----------

Income from operations before minority interest                  6,745                    9,716                 7,530

Minority interest                                               (1,290)                  (1,290)                 (726)
                                                            ----------               ----------            ----------

Net income                                                     $ 5,455                  $ 8,426               $ 6,804
                                                            ==========               ==========            ==========

Net income per share:
       Basic                                                    $ 0.21                   $ 0.33                $ 0.26
                                                            ==========               ==========            ==========
       Diluted                                                  $ 0.21                   $ 0.31                $ 0.26
                                                            ==========               ==========            ==========

Weighted average shares outstanding:
       Basic                                                    25,814                   25,814                25,908
       Diluted                                                  25,838(2)                29,635                29,717


Selected Balance Sheet Information:
                                                                                                   As of December 31,
                                                                                           --------------------------------
                                                                                               2001                 2002
                                                                                              -------               -----
                                                                                            As Restated
                                                                                            -----------
Cash and cash equivalents                                                                     $ 32,161            $ 25,159
Current assets                                                                                 200,312             211,261
Total assets                                                                                   928,864             962,316

Current liabilities                                                                            102,834             109,242
Long-term debt, net of current portion                                                         357,868             334,423
Shareholders' equity                                                                           392,302             435,762

(1) Excludes $3.9 million of pre-tax goodwill amortization expense as if SFAS 142 was adopted on January 1, 2001.

(2) The shares that would have been issued assuming the $125 million of 4.75% convertible subordinated notes were converted into common stock were excluded from the calculation because they were antidilutive.

                           NCO GROUP, INC.
                  Unaudited Selected Financial Data
             (in thousands, except for per share amounts)


Statements of Income:
                                                                              For the Year Ended December 31,
                                                                     -------------------------------------------------
                                                                                   2001
                                                                     ---------------------------------
                                                                     As Restated        Pro Forma (1)          2002
                                                                     -----------        -------------       ---------

Revenue                                                               $ 683,873          $ 683,873           $ 703,450

Operating costs and expenses:
      Payroll and related expenses                                      350,634            339,923             335,405
      Selling, general and administrative expenses                      237,690            224,644             249,672
      Depreciation and amortization expense                              38,205             22,515              27,324
                                                                     ----------         ----------          ----------
                                                                        626,529            587,082             612,401
                                                                     ----------         ----------          ----------
Income from operations                                                   57,344             96,791              91,049

Other income (expense):
      Interest and investment income                                      3,627              3,627               3,222
      Interest expense                                                  (26,962)           (26,962)            (20,976)
      Other income                                                            -                  -                (216)
                                                                     ----------         ----------          ----------
                                                                        (23,335)           (23,335)            (17,970)
                                                                     ----------         ----------          ----------
Income before income taxes                                               34,009             73,456              73,079

Income tax expense                                                       14,661             27,533              27,702
                                                                     ----------         ----------          ----------

Income from operations before minority interest                          19,348             45,923              45,377

Minority interest                                                        (4,310)            (4,310)             (3,218)
                                                                     ----------         ----------          ----------

Net income                                                             $ 15,038           $ 41,613            $ 42,159
                                                                     ==========         ==========          ==========

Net income per share:
      Basic                                                              $ 0.58             $ 1.61              $ 1.63
                                                                     ==========         ==========          ==========
      Diluted                                                            $ 0.58             $ 1.53              $ 1.54
                                                                     ==========         ==========          ==========

Weighted average shares outstanding:
      Basic                                                              25,773             25,773              25,890
      Diluted                                                            26,091    (  2)    28,925              29,829


(1) Excludes $15.7 million of pre-tax goodwill amortization expense as if SFAS 142 was adopted on January 1, 2001 and the effects of $23.8 million of pre-tax one-time charges.
(2) The shares that would have been issued assuming the $125 million of 4.75% convertible subordinated notes were converted into common stock were excluded from the calculation because they were antidilutive.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:
                                                                  For the Three Months Ended December 31, 2002
                                                           -----------------------------------------------------------
                                                                                          Intercompany
                                                         NCO Group      NCO Portfolio     Eliminations   Consolidated
                                                        -----------     --------------    -------------  -------------

Revenue                                                   $ 165,800        $ 16,663        $ (10,238)       $ 172,225

Operating costs and expenses:
       Payroll and related expenses                          83,835             101                            83,936
       Selling, general and administrative expenses          62,999          11,284          (10,238)          64,045
       Depreciation and amortization expense                  7,454              92                             7,546
                                                         ----------       ---------        ---------        ---------
                                                            154,288          11,477          (10,238)         155,527
                                                         ----------       ---------        ---------        ---------
                                                             11,512           5,186                -           16,698

Other income (expense):
       Interest and investment income                           727             455             (104)           1,078
       Interest expense                                      (3,358)         (2,462)              89           (5,731)
       Other income (expense)                                    74               -                                74
                                                         ----------       ---------        ---------        ---------
                                                             (2,557)         (2,007)             (15)          (4,579)
                                                         ----------       ---------        ---------        ---------
Income before income tax expense                              8,955           3,179              (15)          12,119

Income tax expense                                            3,403           1,186                             4,589
                                                         ----------       ---------        ---------        ---------

Income from operations before minority interest               5,552           1,993              (15)           7,530

Minority interest (1)                                             -             (15)            (711)            (726)
                                                         ----------       ---------        ---------        ---------

Net income                                                  $ 5,552         $ 1,978           $ (726)         $ 6,804
                                                         ==========       =========        ==========       =========

(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:

                                                                           For the Year Ended December 31, 2002
                                                              ------------------------------------------------------------
                                                                                             Intercompany
                                                               NCO Group    NCO Portfolio    Eliminations    Consolidated
                                                              -----------   --------------  --------------   ------------

Revenue                                                         $ 675,605     $ 63,379       $ (35,534)      $ 703,450

Operating costs and expenses:
       Payroll and related expenses                               333,873        1,532                         335,405
       Selling, general and administrative expenses               244,943       40,263         (35,534)        249,672
       Depreciation and amortization expense                       27,004          320                          27,324
                                                               ----------   ----------      ----------      ----------
                                                                  605,820       42,115         (35,534)        612,401
                                                               ----------   ----------      ----------      ----------
                                                                   69,785       21,264               -          91,049

Other income (expense):
       Interest and investment income                               2,643        1,024            (445)          3,222
       Interest expense                                           (13,182)      (8,224)            430         (20,976)
       Other income (expense)                                        (216)           -                            (216)
                                                               ----------   ----------      ----------      ----------
                                                                  (10,755)      (7,200)            (15)        (17,970)
                                                               ----------   ----------      ----------      ----------
Income before income tax expense                                   59,030       14,064             (15)         73,079

Income tax expense                                                 22,433        5,269                          27,702
                                                               ----------   ----------      ----------      ----------

Income from operations before minority interest                    36,597        8,795             (15)         45,377

Minority interest (1)                                                   -          (15)         (3,203)         (3,218)
                                                               ----------   ----------      ----------      ----------

Net income                                                       $ 36,597      $ 8,780        $ (3,218)       $ 42,159
                                                               ==========   ==========      ==========      ==========

(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.